UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 3, 2006:

Capital Resource Funding, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

333-118259
(Commission File Number)

54-2142880
(I.R.S. Employer Identification No.)

2212 Lantern Way Circle
Cornelius, NC 28031
(Address of Principal Executive Offices) (Zip Code)

(704) 564-1676
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by Capital Resource Funding, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2006, Capital Resource Funding, Inc. (the “Company” or “CRF”) announced the appointment of Jason S. Lewis as an Executive Vice President of the Company. Mr. Lewis will operate a new wholly-owned subsidiary of CRF known as Waypoint Advisors, LLC. This new subsidiary will offer Management Consulting Services to current and new clients. Commensurate with this appointment, CRF entered into a Management Agreement (the “Management Agreement”) with Mr. Lewis. The principal provisions include: the Company and Mr. Lewis entered into a 12-month agreement commencing January 3, 2006 to engage Mr. Lewis as an Executive Vice President of CRF with annual extensions thereafter. Initial compensation shall be 100,000 shares of convertible preferred stock for Mr. Lewis, which stock is convertible into ten shares of common stock for every one share of convertible preferred stock. When converted, the underlying common stock will have piggy-back registration rights on any registration statement filed by the Company other than registration statements on Form S-8 or Form S-4. Mr. Lewis will also be compensated by a commission of 70% of all revenues generated through the new subsidiary.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 3, 2006, Capital Resource Funding, Inc.’s Board of Directors appointed Jason S. Lewis as an Executive Vice President of its new business plan consulting subsidiary. He will serve as an executive officer of CRF, but will not be a director of the Company.

Before joining us, Mr. Lewis was the owner of Strategic Business Plan Consulting, LLC (“Strategic Business Plan Consulting”). Strategic Business Plan Consulting is a management consulting firm which specializes in strategic consulting and the preparation of business plans for small to medium sized companies who are going through a growth phase and/or seeking financing. The firm also assists clients with the preparation of Regulation D Private Placement Memorandums and capital structuring.

Prior to the establishment of Strategic Business Plan Consulting, Jason worked in the Corporate and Investment Banking division of Wachovia Securities specializing in the origination of conduit warehousing facilities and in the Asset Securitization of Equipment Leases, Small Business Loans, and Commercial Mortgage Backed securities. Before joining Wachovia Securities, Jason was a Financial Commodities Risk Consultant for Arthur Andersen focusing on the underwriting of Residential Mortgage-Backed and Automobile Loan-Backed Securities. He also worked in the Financial Derivative Valuation area of Arthur Andersen. Jason graduated with Distinction from Virginia Polytechnic Institute and State University, earning a Bachelor of Arts in Economics and a Bachelor of Science in Finance.

CRF discloses that there have not been any arrangements or understandings between Mr. Lewis and any other persons, pursuant to which Mr. Lewis was selected as an Executive Vice President. In addition, there has not been any transaction during the last two years, to which CRF has been a party, in which Mr. Lewis has had a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL RESOURCE FUNDING, INC.

By: /s/ David R. Koran
David R. Koran
Chairman and Chief Executive Officer

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